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                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
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                          Merrill Lynch & Co., Inc.
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               (Name of Registrant as Specified in Its Charter)
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                           MERRILL LYNCH & CO., INC.

                       2001 ANNUAL SHAREHOLDERS MEETING
                          MANAGEMENT RECOMMENDATIONS

      1.  FOR Nominees.

          o Nominees chosen by committee of independent outside directors.

          o  Majority of Board consists of independent outside directors.

      2.  FOR Increasing Authorized Shares.

          o Primary historic use of authorized shares has been to effect "stock splits."

          o  2-for-1 "stock splits" occurred in 2000, 1997 and 1993.

      3.  FOR Increasing ESPP Share Authorization.

          o Tax-advantaged program to encourage employees to purchase and retain company stock.

      4.  AGAINST Cumulative Voting.

          o Evelyn Y. Davis proposal rejected at fifteen prior annual shareholders meetings.

          o Cumulative voting is inappropriate when employees, as a group, are the Company's primary shareholders.

      The preceding summary is qualified in its entirety by, and should be read in conjunction with, the more detailed description of the "Matters Requiring Stockholder Action" contained in the Company's definitive proxy statement dated March 16, 2001.